UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2012

OPNEXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33306	22-3761205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46429 Landing Parkway, Fremont, California 94538

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (510) 580-8828

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 21, 2012, Opnext, Inc. (the “Company”) held our Annual Meeting of Stockholders (the “Annual Meeting”). A total of 58,651,235 shares of our common stock were present at the Annual Meeting in person or represented by proxy, representing approximately 65% of our issued and outstanding shares on the January 18, 2012 record date. The following matters were submitted to a vote of the Company’s security holders at the Annual Meeting:

Proposal 1: To elect each of Dr. David Lee and Mr. Philip F. Otto as a Class II director for a three-year term of office expiring at the 2014 annual meeting of stockholders:

	September 30,	September 30,
	FOR	WITHHELD
Dr. David Lee	54,687,545	3,963,690
Mr. Philip F. Otto	54,777,671	3,873,564

Based on these results, both Dr. Lee and Mr. Otto were elected to serve as directors until our 2014 annual meeting of stockholders, or until their respective successors are elected and qualified.

Proposal 2: To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm to examine the annual financial statements of the Company for the fiscal year ending March 31, 2012:

FOR	AGAINST	ABSTAIN
58,206,712	433,452	11,071

Proposal 3: To approve, by nonbinding vote, the compensation of our named executive officers as presented in the Company’s Proxy Statement for the Annual Meeting:

FOR	AGAINST	ABSTAIN
52,033,525	3,897,687	2,720,023

Proposal 4: To recommend, by nonbinding vote, the frequency with which executive compensation will be subject to a stockholder advisory vote:

EVERY 1 YEAR	EVERY 2 YEARS	EVERY 3 YEARS	ABSTAIN
17,950,605	172,487	37,721,220	2,806,923

Accordingly, the Company, consistent with its recommendation and the voting results on this advisory proposal, has determined to present stockholders with the opportunity to cast an advisory vote on executive compensation every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPNEXT, INC.

Date: February 27, 2012	By:	/s/ Robert J. Nobile
Robert J. Nobile
Chief Financial Officer and Senior Vice President, Finance